Exhibit 99.7

AUDITOR’S CONSENT

We hereby consent to the inclusion in this Registration Statement on Form F-7 of Coro Mining Corp. (“Coro”) of our report dated March 29, 2018 relating to the consolidated financial statements of Coro as at December 31, 2017 and 2016 and for the years then ended.

(signed) "PricewaterhouseCoopers LLP"

Chartered Professional Accountants

Vancouver, British Columbia, Canada

August 20, 2018